Exhibit 10.4

LEASE AGREEMENT
(Triple Net)

This Lease, made as of by and between the Landlord and the Tenant named below.

ARTICLE 1. - BASIC LEASE TERMS

For the purposes of this Lease, the following terms shall have the meanings set forth below:

1.1     Landlord. JUMA, L.L.C..

1.2     Tenant. Deep Down, Inc., a Delaware Corporation

1.3     Building. The Building known as 15473 East Freeway, Channelview, Harris County, Texas, on that tract of land (the "Land") more particularly described on Exhibit "A" hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time. The Building and the Land are sometimes collectively referred to herein as the "Property" and or the "Leased Premises".

1.4     Lease Term. 5 years and no months, beginning on the Commencement Date.

1.6     Commencement Date. September 1, 2006.

1.7     Base Rent. Base rent is $ 11,000.00 per month.

1.8     Security Deposit. Security deposit is $0.00.

1.9     Addresses.

Landlord's	Tenant's
Address:	Address:
15473 East Freeway	15473 East Freeway
Channelview Texas	Channelview Texas

Landlord and Tenant, by written notice to the others may change from time to time the foregoing addresses.

1.10     Permitted Use. Office warehouse, manufacturing facility.

1.11     Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

LEASE AGREEMENT - Page 1

1.12     Lease Year. Each succeeding twelve (12) month period commencing with the first day of the first full calendar month of the Lease Term.

1.13     Proportionate Share means 1.00%..

ARTICLE 2. - GRANTING CLAUSE AND RENT PROVISIONS

2.1     Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

2.2     Base Rent. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.7 of this Lease, which amount shall be payable to Landlord at the address shown above or at such other address that Landlord in writing shall notify Tenant. One (1) monthly installment of rent shall be due and payable upon execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease. without demand, offset or reduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

2.3     Common Area Costs. As used in this Lease, the term "Common Area Costs" shall mean all expenses of Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges; security, cleaning; trash and snow and ice removal; landscaping and pest control; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this Lease; all other expenses which generally would be regarded as operating and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owner's associations which accrue against the Property during the term of this Lease; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property. The term operating expenses does not include the following: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; or operating expenses which are the responsibility of Tenant. Prior to the Commencement Date, and from time to time thereafter, Landlord shall deliver to Tenant its estimate of the Common Area Costs to be incurred during the then-current calendar year. Landlord may adjust the estimate from time to time during the year to which it relates.

LEASE AGREEMENT - Page 2

2.4     Common Area Costs Payments. Tenant, on the first day of each month during the Lease Term shall pay to Landlord, as additional rent, without offset or deduction, an amount equal to Tenant's Proportionate Share of the estimated Common Area Costs as calculated by Landlord (prorated for any partial month). All sums payable as additional rent under the terms of this Section shall be subject to adjustment as provided in Section 2.5.

 2.5     Adjustments to Common Area Costs. Within one-hundred twenty (120) days following the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total actual Common Area Costs for the calendar year just expired, the amount of Tenant's Proportionate Share of the Common Area Costs, and payments made by Tenant during such calendar year under Section 2.4. If Tenant's Proportionate Share of the actual Common Area Costs for such calendar year exceeds the aggregate of Tenant's monthly payments made during the calendar year just expired, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of said statement. If Tenant's payments exceed Tenant's Proportionate Share of the actual Common Area Costs as shown on such statement, Tenant shall be entitled to offset the excess against payments thereafter becoming due as Tenant's Proportionate Share of Common Area Costs. No portion of the Common Area Costs paid by Tenant under this Article 2 shall be credited against the Base Rent or any other rental obligations hereunder.

 2.6     Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment or any payment of Percentage Rent is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which Tenant was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

 2.7    Increase in Insurance Premiums. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Leased Premises, or if Tenant vacated the Leased Premises and caused an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord. Tenant agrees to pay any amount due under this Section within ten (10) days following receipt of the invoice showing the additional rent due.

 2.8     Security Deposit. The Security Deposit set forth in Section 1.8 shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not he considered an advance payment of rental or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any event of default by Tenant under this Lease. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

LEASE AGREEMENT - Page 3

2.9     Holding Over. If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to additional rent payable under Section 2.4 and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to two times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Tenant agrees to vacate and deliver the Leased Premises, and all keys thereto, to Landlord upon delivery to Tenant of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant.

ARTICLE 3. - OCCUPANCY, USE AND OPERATIONS

3.1     Use and Operation of Tenant's Business. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.10. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall in good faith continuously throughout the Lease Term conduct and carry on its business in the entire Leased Premises under the Trade Name specified in Article I hereof (or under such other name approved in writing by Landlord). Tenant shall not conduct any auction or fire or bankruptcy sale in the Leased Premises. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

LEASE AGREEMENT - Page 4

3.2     Signs. Tenant shall not erect or place, or cause to be erected or placed, any sign on the Property without the prior written consent of Landlord, which consent will not he unreasonably withheld or delayed. Tenant acknowledges that because of space limitation, all tenants of the Property may not be permitted to place individual signs on such pylon, and nothing herein contained shall require Landlord to provide space for a sign on the Property to Tenant. Any sign placed on the Property by Tenant must be installed in compliance with Landlord's sign criteria and shall be removed within five (5) days after the termination of this Lease for any reason. Any failure to so remove such sign shall automatically vest ownership in same to Landlord. Tenant shall be liable to Landlord for any cost or expense incurred by Landlord in removing such sign and for any damage caused by the removal of such sign. Landlord reserves the right, in Landlord's discretion, to permit a sign or signs which deviate from the Landlords then-established sign criteria, and such permission by Landlord to any tenant or tenants shall not give rise to any rights in any other tenants to object thereto or to require Landlord to permit such other tenant to deviate from the criteria. Nothing contained herein shall limit Landlord's right to modify or amend such criteria from time to time.

3.3     Compliance with Laws, Rules and Regulations. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, acts, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises, including, but not limited to, the Americans with Disabilities Act of 1990 (the "ADA"). Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property adopted by Landlord which are set forth on a schedule attached to this Lease. If Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord, may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action_ Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises.

3.4     Warranty of Possession. Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rents by Tenant, and subject to the terms, conditions, covenants and agreements contained in this Lease, Tenant shall have possession ofthe Leased Premises during the full term of this Lease, as well as any extension or renewal thereof, without hindrance from Landlord or any person or persons lawfully claiming the Leased Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Leased Premises.

LEASE AGREEMENT - Page 5

3.5     Inspection. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises_ Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

3.6     Personal Property Taxes. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business in the Leased Premises.

3.7     Garbage. All garbage and refuse shall be kept in an area designated by Landlord and in the kind of container specified by Landlord and shall be placed outside of the Leased Premises daily, prepared for collection in the manner and at the times and places specified by Landlord. If Landlord provides or designates a service for collection of refuse and garbage, Tenant shall use it, at Tenant's expense, provided the cost thereof is competitive with any identical service available to Tenant.
ARTICLE 4. - UTILITIES AND SERVICE

4.1     Utility Services. Landlord shall provide or cause to be provided the mains, conduits and other facilities necessary to supply water, gas, electricity, telephone service and sewage service to the Property. Tenant shall, however, be responsible, at its expense, to make provisions for connecting or hooking up to such utilities, directly with the appropriate utility company furnishing same.

4.2     Responsibility for Charges. Tenant shall promptly pay all charges and deposits for electricity, gas, water/sewage and telephone service and all other utilities furnished to the Leased Premises. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event, Tenant shall purchase the use of such services as are tendered by Landlord, and shall pay on demand the rates established therefor by Landlord.

LEASE AGREEMENT - Page 6

4.3     Landlord's Services. Landlord shall provide routine maintenance, painting and electric lighting service for all Common Areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein.

4.4     No Liability. Landlord shall not be liable for any interruption whatsoever in utility services not furnished by it, nor for interruptions in utility service furnished by it which are due to fire, accident, strikes, acts of God, riot, civil commotion, terrorist act, national emergency, shortages of labor or materials or other causes beyond the control of Landlord or in order to make alterations, repairs or improvements. Moreover, Landlord shall not be liable for any interruption of such utility services which continues during any reasonable period necessary to restore such service upon the occurrence of any of the foregoing conditions

4.5     Theft or Burglary. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

ARTICLE 5. - REPAIRS AND MAINTENANCE

5.1     Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls. Landlord's cost of maintaining and repairing the items set forth in this Section are subject to the additional rent provisions in Section 2.4. Landlord shall not be liable to Tenant for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.2     Tenant Repairs. Tenant, at its own cost and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Landlord under Section 5.1). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary): (a) the interior of the Leased Premises, including walls, floors and ceilings; (b) all windows and doors, including frames, glass, molding and hardware; (c) all wires and plumbing within the Leased Premises which serve the Leased Premises; (d) all signs, air conditioning and heating equipment, mechanical doors and other mechanical equipment situated on or in the Leased Premises or serving the Leased Prem ises; and (e) those utility facilities that are not Landlord's responsibility hereunder. Tenant shall further make all other repairs to the Leased Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant shall be new or shall have been completely and recently reconditioned.

5.3     Tenant Damages. Tenant shall not allow any damage to be committed on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

LEASE AGREEMENT - Page 7

ARTICLE 6. - ALTERATIONS AND IMPROVEMENTS

6.1     Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Tenant in accordance with a separate Leasehold Improvements Agreement (herein so called) between Landlord and Tenant. Additionally, if any construction, modification or renovation is necessary on the Leased Premises as a result of the enactment of any federal, state or local law, act, regulation or ordinance, including the ADA, such construction, modification or renovation shall also be accomplished and the cost of such construction, modification or renovation shall be borne by Tenant. In accordance with the ADA, Tenant shall be responsible for all readily achievable (as defined in the ADA) changes, provisions of auxiliary aids and modifications of policies within the Leased Premises; Landlord shall only be responsible for making readily achievable changes in Common Areas and for modifying policies, practices or procedures applicable to all tenants. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and Tenant further waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in the form prescribed by Landlord.

6.2     Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without I imitation, regal fees and court costs).

LEASE AGREEMENT - Page 8

6.3     Common and Service Area A Iterations. Landlord shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural of otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Leased Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder.

ARTICLE 7. - CASUALTY AND INSURANCE

7.1     Substantial Destruction. If in the determination of Landlord the Leased Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Leased Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred and eighty (180) working days after Landlord's receipt of written notification by Tenant of the destruction, or if the Leased Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the State of where the property is situated, then, at Landlord's sole option, this Lease may be terminated and, in such event, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

7.2     Partial Destruction. If following damage or destruction to the Leased Premises by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 hereof, Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any mortgagee of the Property of an option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises arc wholly or partially untenantable shall be reduced in an equitable manner. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use.

LEASE AGREEMENT - Page 9

7.3     Property Insurance. Landlord shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Landlord considers appropriate; provided, Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which may have been constructed on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even i f the cost of such insurance is borne by Tenant as set forth in Article 2. Landlord shall have the right to self-insure against the above-described risk. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, wall coverings, carpeting, drapes, equipment, improvements and betterments, furniture, supplies and all items of personal property of Tenant located on or within the Leased Premises.

7.4      Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Tenant and its underwriters hereby waive and release Landlord and Landlord's Representative from any and all right of recovery, claim, action or cause of action, against Landlord and Landlord's Representative, their agents. officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Landlord's Representative and their respective agents, officers and employees. Tenant agrees to immediately give its insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the waivers.

7.5     Hold Harmless. Landlord and Landlord's Representative shall not be liable to Tenant or to Tenant's customers. employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Leased Premises or the Common Area, including but not limited to, consequential damage, (a) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Leased Premises by express or implied invitation of Tenant, or (b) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (c) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (d) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or (e) arising out of the failure or cessation of any service provided by Landlord and Landlord's Representative (including security service and devices), and Tenant hereby agrees to indemnify Landlord and Landlord's Representative and hold Landlord and Landlord's Representative harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Nor shall Landlord or Landlord's Representative be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord and Landlord's Representative harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Leased Premises.

LEASE AGREEMENT - Page 10

 7.6     Liability Insurance. Tenant at all times during the Lease term shall, at its own expense, keep in full force and effect commercial general liability insurance with "personal injury" coverage and contractual liability coverage, with a minimum combined single limit of $1,000,000.00. Landlord and Landlord's Representative shall be named as additional insureds on said policy. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. If Tenant shall fail to comply with any of the requirements contained herein relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

 7.7     Environmental Matters. Throughout the term of this Lease. Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Leased Premises other than in strict compliance with all applicable federal. state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. Tenant shall indemnify, defend, and hold Landlord harmless from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a reasonable belief' that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Leased Premisses, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to. or from the Leased Premises. In the event any Remedial Work is so required under any applicable federal. state, or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder. may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand.

LEASE AGREEMENT - Page 11

ARTICLE 8. - CONDEMNATION

8.1      Substantial Taking. If in the determination of Landlord all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, this Lease shall, at the option of Landlord, terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

8.2     Partial Taking. If in the determination of Landlord a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental raw, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee. the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable due to such taking bears to the total net rentable area of the Demised Premises prior to the taking.

8.3     Condemnation Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

ARTICLE 9. - ASSIGNMENT OR SUBLEASE

9.1     Tenant Assignment. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, dissolution or transfer of a controlling interest in any partnership or corporate tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

9.2     Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

LEASE AGREEMENT - Page 12

9.3     Rights of Mortgagee. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon demand, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to the prospective transferee and or mortgagee a leases subordination, non-disturbance and attornment agreement and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

 9.4     Estoppel Certificates. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, all or some of the following: Tenant is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against rent: the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord. that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's rent in advance.

LEASE AGREEMENT - Page 13

ARTICLE 10. - DEFAULT AND REMEDIES

10.1     Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (b) Tenant shall abandon any substantial portion of the Leased Premises; (c) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall he appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; (d) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property; (f) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder; (g) Tenant fails during operating hours to continuously conduct and carry on in good faith the type of business for which the Leased Premises are leased; (h) Tenant fails to open for business within five (5) calendar days after the Commencement Date of this Lease; or (i) Tenant shall he in default of any other term, provision or covenant of this Lease, other than those specified in subparts (a) through (h). above, and such default is not cured within ten (10) days after written notice thereof to Tenant.

10.2     Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any additional notice or demand:

(a)        Without declaring this Lease terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling, brokerage commissions and repair costs.

(b)        Without declaring this Lease terminated, Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

LEASE AGREEMENT - Page 14

 (c)     Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises. by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 10.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Leased Premises as required hereunder and/or due to the inability of Landlord to relet the Leased Premises on satisfactory terms or otherwise.

Landlord's exercise, following a default by Tenant under this Lease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Leased Premises shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Leased Premises. Landlord and Tenant agree that the parties hereto intend that all rights and remedies of Landlord under this Lease or otherwise available to Landlord under applicable law shall supersede any conflicting provisions of Chapters the Property Code of the state where the property is located, and any amendments, modifications, recodification or other changes thereto. Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.4 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 11.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

10.3     Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

10.4     Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, Landlord shall have all reasonable and necessary time to complete such cure. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided herein, Tenant shall, as Tenant's sole remedy, only have the right to maintain an action against Landlord in interest of the Property, for actual (not consequential) damages suffered as a result of Landlord's default.

LEASE AGREEMENT - Page 15

ARTICLE 11. - MISCELLANEOUS

11.1     Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 10 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms provisions and covenants contained in this Lease. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

11.2     Act of God. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

11.3     Attorney's Fees. If Tenant defaults in the performance of any of the terms, covenants agreements or conditions contained in this Lease and Landlord places in the hands of any attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorneys' fees, whether suit is actually filed or not.

11.4     Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

11.5     Rent Tax. If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any , levied or imposed by any city, state, county or other governmental body having authority, such payments to he in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

11.6     1nterpretation. The captions appearing in this Lease are convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (1) in the plural sense where there is more than one tenant, and (2) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of where the property is situated shall govern the validity, performance and enforcement of this Lease. This lease shall not be construed more or less favorably with respect to either party as a consequence of this Lease or various provisions hereof having been drafted by one of the parties hereto.

LEASE AGREEMENT - Page 16

11.7     Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord, at Landlord's address set forth on page 1 of this Lease. All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth on page 1. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on page 1 (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown on page 1.

11.8     Submission of Lease. SUBMISSION OF THIS LEASE TO TENANT FOR SIGNATURE DOES NOT CONSTITUTE A RESERVATION OF SPACE OR AN OPTION TO LEASE. THIS LEASE IS NOT EFFECTIVE UNTIL EXECUTION BY AND DELIVERY TO BOTH LANDLORD AND TENANT.

11.9     Corporate Authority. If Tenant executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf of Tenant hereby personally represents and warrants that: Tenant is a duly authorized and existing corporation or partnership (general or limited), Tenant is qualified to do business in the state in which the Leased Premises are located, the corporation or partnership (general or limited) has full right and authority to enter into this Lease, each person signing on behalf of the corporation or partnership (general or limited) is authorized to do so, and the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Tenant hereunder.

11.10     Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

11.11     Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default. Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

LEASE AGREEMENT - Page 17

11.12     Sale of Property. Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

11.13     Time is of the Essence. The time of the performance of all of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

11.14     Common Areas. Landlord reserves the right to change, from time to time, the dimensions and location, identity and type of any buildings comprising the Building, and to construct additional buildings or additional stories on existing buildings or other improvements on the Property, provided that such changes and additional construction do not materially or adversely affect parking and s i page for the Leased Premises. Landlord reserves the right to change, from time to firm, the dimensions and location of the Common Area and to allow the Common Area to be put to such uses as Landlord shall. from time to time, deem desirable. Tenant and its employees and customers shall have the nonexclusive right to use the Common Area in common with Landlord, other tenants of the Building and other persons designated by Landlord, subject to reasonable rules and regulations governing use that Landlord from time to time prescribes. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Area, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area to make repairs or alterations. The Common Area shall be under Landlord's sole operation and control. Tenant shall be responsible for and shall indemnify and hold Landlord harmless from any liability, loss or damage arising out of or caused by Tenant, its employees, subtenants, licensees, concessionaires, agents, suppliers, vendors, or service contractors, to any part of the Common Area, or to the Property whether such damages be structural or nonstructural.

ARTICLE 12. - AMENDMENT AND LIMITATION OF WARRANTIES

12.1     Entire Agreement. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE OR IN SUCH DOCUMENTS.

LEASE AGREEMENT - Page 18

12.2     Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

12.3     Limitation of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

12.4     Waiver And Releases. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

EXECUTED effective as of the 1st day of September, 2006

LANDLORD: JUMA, L.L.C. By: /s/ Ronald E. Smith Ronald E. Smith, President

LEASE AGREEMENT - Page 19

TENANT: Deep Down, Inc. By: /s/ Ronald E. Smith Ronald E. Smith, President

LEASE AGREEMENT - Page 20

EXHIBIT "A"

[Property Description]
(This page should be substituted by a separate page(s) containing the complete legal description (metes and bounds or lot and block) of the property. The description should be labeled "Exhibit A".

LEASE AGREEMENT - Page 21